                                                                     Exhibit (j)

                               CUSTODY AGREEMENT

                 This Custody Agreement is dated as of December 19, 1996 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and TROON PARTNERS, L.P., a Delaware limited partnership (the "Client").

                 1. Appointment and Acceptance; Accounts. (a) The Client hereby appoints the Custodian as a custodian of Property (as defined below) owned or under the control of the Client that is delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client. In this regard, the Client agrees to deliver or cause to be delivered to the Custodian all Property.

                 (b) Prior to the delivery of any Property by the Client to the Custodian, the Client shall deliver to the Custodian each document and other item listed in Appendix 1. In addition, the Client shall deliver to the Custodian any additional documents or items as the Custodian may deem necessary for the performance of its duties under this Agreement.

                 (c) The Client instructs the Custodian to establish on the books and records of the Custodian the accounts listed in Appendix 2 (the "Accounts") in the name of the Client. Upon receipt of Authorized Instructions (as defined below) and appropriate documentation, the Custodian shall open additional Accounts for the Client. Upon the Custodian's confirmation to the Client of the opening of such additional Accounts, or of the closing of Accounts, Appendix 2 shall be deemed automatically amended or supplemented accordingly. The Custodian shall record in the Accounts and shall at all times have general responsibility for the safekeeping of all securities, including without limitation, shares, stocks, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts or warrants (collectively, "Securities"), cash, cash equivalents and other property (all such Securities, cash, cash equivalents and other property being collectively the "Property") of the Client that are delivered to the Custodian for custody. Except with respect to Securities held in custody or deposit accounts maintained with Subcustodians, securities depositories or clearing agencies, the Custodian shall at all times hold and physically segregate for the Client all Securities held by the Custodian hereunder.

                 (d) The procedures the Custodian and the Client will use in performing activities in connection with this Agreement are set forth in a client services guide provided to the Client by the Custodian, as such guide may be amended from time to time by the Custodian by written notice to the Client (the "Client Services Guide").

                 2. Subcustodians. (a) The Property may be held in custody and deposit accounts that have been established by the Custodian with
(i) one or more domestic banks (as such term is defined by the Investment Company Act of 1940, the "Act") which are eligible to serve as a custodian for investment companies under Section 17 of the Act or foreign banks which are "Eligible Foreign Custodians" (as such term is defined in Rule 17f-5(c)(2) of the Act), as listed, together with any domestic banks, on Exhibit A, except as otherwise noted on such Exhibit (the

"Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by sixty (60) days prior written notice to the Client, or (ii) through the facilities of (A) one or more domestic clearing agencies registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository or the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350 and the book-entry regulations of Federal agencies substantially in the form of Subpart O or (B) one or more foreign securities depositories or clearing agencies, as such domestic clearing agencies, foreign securities depositories or clearing agencies are listed on Exhibit B, as such Exhibit may be amended from time to time by the Custodian by sixty (60) days prior written notice to the Client. The Custodian agrees to deliver any Securities in its or its Subcustodians' possession as directed by the Client in accordance with Section 7 herein.

                 (b) The Custodian shall hold Property through a Subcustodian, securities depository or clearing agency only if (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian or the Custodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency, subject to the terms of this Agreement.

                 3. Records. With respect to Property held by a Subcustodian, securities depository or clearing agency:

                 (a) The Custodian may hold Property for all of its customers with a Subcustodian in a single account identified as belonging to the Custodian for the benefit of its customers or with a securities depository or clearing agency in a single account identified as belonging to the Client or the Custodian or Subcustodian for the benefit of their customers; provided that the use of such single account is consistent with paragraph (b) in Section 2 above and that such single account at the Subcustodian shall include only assets belonging to the customers of the Custodian and such single account at any securities depository or clearing agency shall include only assets belonging to the Client, customers of the Custodian or customers of the Subcustodian, as the case may be;

                 (b) The Custodian shall identify on its books as belonging to the Client any Property held by a Subcustodian, securities depository or clearing agency;

                 (c) The Custodian shall require that Property held by the Subcustodian be identified on the Subcustodian's books as separate from any other property held by the Subcustodian other than property of the Custodian's customers held solely for the benefit of customers of the Custodian; and

                 (d) The Custodian shall send the Client a confirmation of any transfers to or from the Account. Where Securities are transferred to or from the Account, the Custodian shall also, by book-entry or otherwise, identify as belonging to the Client a quantity of Securities in a fungible bulk of securities (i) registered in the name of the Custodian (or its nominee) or
(ii) shown





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
on the Client's, Custodian's or Subcustodian's, as the case may be, account on the books of the securities depository, clearing agency, book-entry system or the Custodian's account on the books of the Subcustodian and the Custodian shall promptly send to the Client any report it or its Subcustodian receives from the appropriate Federal Reserve Bank or clearing agency on its respective system of internal accounting control. The Custodian shall send to the Client such reports on its or its Subcustodian's own system of internal accounting control as the Client may reasonably request from time to time.

                 (e) In the event the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian shall be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as custodian for its customers or in such other manner as is required by local law or market practice. Notwithstanding any other provision in this Agreement, no Subcustodian shall be permitted to deposit Securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, other than the Euro-clear System or Centrale de Livraison des Valeurs Mobilieres S.A., without the written permission of the Custodian unless such depository or clearing agency operates the central system for handling of securities or equivalent book-entries in that country or pursuant to Authorized Instructions.

                 4. Access to Records. The Custodian shall allow the Client's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Client's affairs. The Custodian shall also obtain from any Subcustodian (and shall require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

                 5. Reports. The Custodian shall provide from time to time, but in no event less frequently than monthly, such reports and other information to the Client and to such persons as the Client directs as the Custodian and the Client may agree from time to time. Such reports shall identify the Property in the Accounts and shall include without limitation (i) the identity of any entity having custody of the Property and (ii) any transfers of Property to or from the Accounts.

                 In addition, the Custodian shall furnish annually to the Client information concerning the Subcustodians employed by the Custodian on behalf of the Client. Such information shall be similar in kind and scope to that furnished to the Client initially by the Custodian as of the date of this Agreement. The Custodian agrees to promptly inform the Client in the event the Custodian learns of a material adverse change in the financial condition of a Subcustodian or is notified by any Subcustodian that such Subcustodian's shareholders' equity has declined, (or there appears to be a substantial likelihood that it will decline) below the requisite





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
shareholder's equity requirements identified in Rule 17f-5 of the Act or any applicable exemptive order issued by the SEC under such Rule 17f-5.

                 6. Payment of Monies. Except as provided in Sections 9, 13 and 17, the Custodian shall make, or cause any Subcustodian to make, payments from monies being held in the Accounts pursuant to Authorized Instructions as follows:

                 (a) upon the purchase of Securities for the account of the Client and then only upon the delivery of such Securities except as may otherwise be consistent with local custom or market practice in the applicable jurisdiction where settlement occurs;

                 (b) for payments to be made in connection with the conversion, exchange or surrender of Securities;

                 (c) upon request of the Client that the Custodian transfer monies being held in the Accounts to another custodian of the Client or to an account of the Client at a deposit bank;

                 (d) to partners of the Client in connection with any distribution to such partners or in connection with the repurchase by the Client from such partners of interest in the Client;

                 (e) to third persons in payment of the fees or charges of such third persons for services provided to the Client or for expenses incurred in the operation of the Client;

                 (f) upon termination of this Custody Agreement as hereinafter set forth in Section 17; and

                 (g) for any other purpose upon receipt of Authorized Instructions.

                 All payments pursuant to this Section 6 shall be made only upon receipt by the Custodian of Authorized Instructions of the Client; provided, however, that: (i) the Authorized Instructions for purposes of subparagraph (b), (c), (d), (e) or (f) of this Section 6 shall be accepted and valid only if (A) such Authorized Instructions explicitly state that the related payments are in connection with the transactions contemplated by (b),
(c), (d), (e) or (f) above, as the case may be, in accordance with the procedures for processing such Authorized Instructions set forth in Exhibit C hereto and (B) that such Authorized Instructions have been given by an Authorized Person who is identified on Appendix 3 as an employee of Oppenheimer & Co., Inc. ("Oppenheimer"); (ii) any payment in accordance with subparagraphs
(a), (b), (c), (d) or (e) of this Section 6 shall be made only to such specifically identified accounts as shall have been pre-designated by the Client to receive such payments, the initial pre-designated accounts as of the date of this Agreement shall be limited to those accounts at both Morgan Stanley & Co. Incorporated and PFPC, Inc. (or any successor administrator of the Client) identified in accordance with the procedures for processing such Authorized Instructions set forth in Exhibit C hereto and no additional accounts shall be considered pre-designated without the written agreement of each of the parties to this Agreement; and (iii) any payment pursuant to subparagraph (g) shall be made only if accompanied by a certificate of an Authorized Person who is identified on Appendix 3 as an employee of Oppenheimer specifying the purpose of such payment and stating that the purpose thereof is a


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
proper one which has been duly authorized by all necessary action of the Client in accordance with the procedures for processing such Authorized Instructions set forth in Exhibit C hereto. In the event that it is not possible to make a payment in accordance with Authorized Instructions of the Client, the Custodian shall proceed in accordance with the procedures set forth in the Client Services Guide, except as may be otherwise provided by this Agreement.

                 The Custodian may act as the Client's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.

                 7. Transfer of Securities and Non-Cash Property. Except as provided in Sections 9, 13 and 17, the Custodian shall make, or cause any Subcustodian to make, transfers, exchanges or deliveries of Securities or other non- cash Property pursuant to Authorized Instructions as follows:

                 (a) upon sale of such Securities for the account of the Client and then only upon receipt of payment therefor except as may otherwise be consistent with local custom or market practice in the applicable jurisdiction where settlement occurs;

                 (b) upon exercise of conversion, subscription, purchase or other similar rights represented by such Securities;

                 (c) in the case of warrant, rights or similar securities, upon the surrender thereof in the exercise of such warrants, rights or similar securities;

                 (d) for delivery in connection with any loans of securities made by the Client, but only against receipt of such collateral as agreed upon from time to time by the Custodian and the Client;

                 (e) to partners of the Client in connection with any distributions in kind to the specifically designated accounts described in clause (ii) below to such partners to or in connection with the repurchase by the Client from such partners of interests in the Client in kind;

                 (f) upon the termination of this Custody Agreement as hereinafter set forth in Section 17; and

                 (g) for any other purpose upon receipt of Authorized Instructions.

                 Except as provided below, all transfer, exchanges or deliveries ("Transfers") of Securities or other non-cash Property pursuant to this Section 7 shall be made only upon receipt by the Custodian of Authorized Instructions of the Client; provided, however, that: (i) the Authorized Instructions for purposes of subparagraphs (b), (c), (d), (e) or (f) of this
Section 7 shall be accepted and valid only if (A) such Authorized Instructions explicitly state that the related Transfer is in connection with the transactions contemplated by (b), (c), (d), (e) or (f) of this Section 7, as the case may be, in accordance with the procedures for processing such Authorized Instructions set forth in Exhibit C hereto and (B) such Authorized Instructions have been given by an Authorized Person who is identified on Appendix 3 as a director, principal, officer or employee of Mark Asset





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Management Corporation ("MAMC"); (ii) any delivery of Securities or non-cash
Property in accordance with subparagraphs (a), (b), (c), (d) (e) or (f) of this
Section 7 shall be made only to such specifically identified accounts as shall have been pre-designated by the Client to receive deliveries of Securities or non-cash Property, the initial pre- designated accounts as of the date of this Agreement shall be limited to those accounts at both Morgan Stanley & Co. Incorporated and PFPC, Inc. (or any successor administrator to the Client) identified in accordance with the procedures for processing such Authorized Instructions set forth in Exhibit C hereto and no additional accounts shall be considered pre-designated without the written agreement of each of the parties to this Agreement; and (iii) any delivery pursuant to subparagraph (g) of this
Section 7 shall be made only if accompanied by a certificate of an Authorized Person who is identified on Appendix 3 as a director, principal, officer or employee of MAMC specifying the purpose of such delivery and stating that the purpose thereof is a proper one which has been duly authorized by all necessary action of the Client in accordance with the procedures for processing such Authorized Instructions set forth in Exhibit C hereto. In the event that it is not possible to transfer Securities or other non-cash Property in accordance with such Authorized Instructions, such Transfers shall be made in accordance with the procedures set forth in the Client Services Guide, except as may be otherwise provided by this Agreement.

                 8. Corporate Action. (a) The Custodian shall notify the Client of details of all corporate actions affecting the Client's Securities promptly upon its receipt of such information.

                 (b) The Custodian shall take, or cause any Subcustodian to take, such action in response to any such corporate action as may be permissible or necessary only in accordance with Authorized Instructions or as provided in this Section 8 or Section 9.

                 (c) Neither the Custodian nor any nominee of Custodian shall vote any of the Securities by or for the Accounts except in accordance with Authorized Instructions. The Custodian shall promptly deliver, or cause to be executed and delivered, to the Client all notices, proxies and proxy soliciting materials with relation to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Client), but without indicating the manner in which such proxies are to be voted;

                 (d) The Custodian shall transmit promptly to the Client all written information (including, without limitation, pendency of calls and maturities of Securities and expiration of rights in connection therewith) received by the Custodian from issuers of Securities being held for the Client. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Client all written information received by the Custodian from issuers of the Securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.

                 (e) In the event the Client does not provide timely Authorized Instructions to the Custodian with respect to a corporate action, the Custodian shall act in accordance with the default option provided by local market practice and/or the issuer of the Securities.

                 (f) Fractional shares resulting from corporate action activity shall be treated in accordance with local market practices.





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                 9.       General Authority.  In the absence of Authorized
Instructions to the contrary, the Custodian may, and may authorize any Subcustodian to:

                 (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;

                 (b) receive and collect all income, cash dividends and principal with respect to Securities and to credit cash receipts to the Accounts;

                 (c) receive and collect all stock dividends, rights and similar securities issued with respect to any Securities held by the Custodian hereunder;

                 (d) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

                 (e) with prior notice to the Client, surrender Securities at maturity or when called for redemption upon receiving payment therefor;

                 (f) execute in the Client's name such ownership and other certificates as may be required to obtain the payment of income from Securities;

                 (g) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

                 (h) endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments;

                 (i) take non-discretionary action on mandatory corporate actions; and

                 (j) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

                 10. Authorized Instructions; Authorized Persons. (a) Except as otherwise provided in Sections 6 through 9, 13 and 17, all payments of monies, all transfers, exchanges or deliveries of Property and all responses to corporate actions shall be made or taken only upon receipt by the Custodian of Authorized Instructions; provided that such Authorized Instructions are timely received by the Custodian in accordance with the procedures for processing such Authorized Instructions set forth on Exhibit C. "Authorized Instructions" of the Client means instructions from an Authorized Person received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing between the Client and the Custodian.

                 (b) "Authorized Person" means each of the persons or entities identified on Appendix 3 as amended from time to time by written notice from the Client to the Custodian. The





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
Client represents and warrants to the Custodian that each Authorized Person listed in Appendix 3, as amended from time to time, is authorized to issue Authorized Instructions on behalf of the Client and the Client has set forth in Appendix 3 the specific types of instructions that each such Authorized Person is authorized to deliver pursuant to this Agreement. Prior to the delivery of the Property to the Custodian, the Custodian shall provide a list of designated system user ID numbers and passwords that the Client shall be responsible for assigning to Authorized Persons. The Custodian shall assume that an electronic transmission received and identified by a system user ID number and password was sent by the Authorized Person assigned such user ID number. The Custodian agrees to provide additional designated system user ID numbers and passwords as needed by the Client. The Client authorizes the Custodian to issue new system user ID numbers upon the request of a previously existing Authorized Person. Upon the issuance of additional system user ID numbers by the Custodian to the Client, Appendix 3 shall be deemed automatically amended accordingly. The Client authorizes the Custodian to receive, act and rely upon any Authorized Instructions received by the Custodian which have been issued, or purport to have been issued, by an Authorized Person.

                 (c) Any Authorized Person may cancel/correct or otherwise amend any Authorized Instruction received by the Custodian, but the Client agrees to indemnify the Custodian for any liability, loss or expense incurred by the Custodian and its Subcustodians as a result of their having relied upon or acted on any prior Authorized Instruction. An amendment or cancellation of an Authorized Instruction to deliver or receive any security or funds in connection with a trade will not be processed once the trade has settled.

                 11. Registration of Securities. (a) In the absence of Authorized Instructions to the contrary, Securities which must be held in registered form shall be registered in the name of the Custodian or the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of the Custodian, its Subcustodian or any such entity's nominee. The Custodian may, without notice to the Client, cause any Securities to be registered or re-registered in the name of the Client.

                 (b) Where the Custodian has been instructed by the Client to hold any Securities in the name of any person or entity other than the Custodian, its Subcustodian or any such entity's nominee, the Custodian shall not be responsible for any failure to collect such dividends or other income or participate in any such corporate action with respect to such Securities.

                 12. Deposit Accounts. All cash received by the Custodian for the Accounts shall be held by the Custodian as a short-term credit balance in favor of the Client and, if the Custodian and the Client have agreed in writing in advance that such credit balances shall bear interest, the Client shall earn interest at the rates and times as agreed between the Custodian and the Client. The Client acknowledges that any such credit balances shall not be accompanied by the benefit of any governmental insurance.

                 13. Short-term Credit Extensions. (a) From time to time, the Custodian may extend or arrange short-term credit for the Client which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule,





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
as and if set forth in the Client Services Guide, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Client on demand.

                 (b) The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time or, if such credit is arranged by the Custodian with a third party on behalf of the Client, the Client shall reimburse the Custodian for any interest charge. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of, or reimbursement for, accrued interest thereon.

                 14. Representations and Warranties. (a) The Client represents and warrants that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 13) are within the Client's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Client and of the beneficial owner of the Property, if other than the Client, and (ii) this Agreement (including, without each extension of short-term credit extended to or arranged for the benefit of the Client in accordance with Section 13) shall at all times constitute a legal, valid and binding obligation of the Client enforceable against the Client in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 (b) The Custodian represents and warrants that (i) the execution, delivery and performance of this Agreement are within the Custodian's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Custodian (ii) this Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (iii) it will maintain insurance coverage reasonably comparable to the insurance coverage in place as of the date of this Agreement, as described in Exhibit B hereto.

                 15. Standard of Care; Indemnification. (a) The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall be liable to the Client for any loss, liability or expense incurred by the Client in connection with this Agreement to the extent that any such loss, liability or expense results from the negligence or willful misconduct of the Custodian or any Subcustodian.

                 (b) The Client acknowledges that the Property may be physically held outside the United States. The Custodian shall not be liable for any loss, liability or expense resulting from events beyond the reasonable control of the Custodian or of a Subcustodian, including, but not limited to, force majeure.

                 (c) In addition, the Client shall indemnify the Custodian and Subcustodians and any nominee for, and hold each of them harmless from, any liability, loss or expense (including attorneys' fees and disbursements) incurred in connection with this Agreement, including without limitation, (i) as a result of the Custodian having acted or relied upon any Authorized Instructions or (ii) arising out of any such person acting as a nominee or holder of record of Securities except to the extent such loss, liability or expenses results from the Custodian's or its Subcustodian's own negligence or wilful misconduct of the Custodian.

                 16. Fees; Liens. The Client shall pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon as well as the Custodian's out-of-pocket and incidental expenses. The Client shall hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Accounts or any Property held therein. The Custodian is, and any Subcustodians are, authorized to charge the Accounts for such items and the Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian from time to time under this Agreement.

                 17. Termination. This Agreement may be terminated by the Client or the Custodian by 60 days written notice to the other, sent by registered mail. If notice of termination is given, the Client shall, within 30 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event, the Custodian, subject to the satisfaction of any lien it may have, shall transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof and qualified to serve as the custodian for a registered investment company under Section 17(f) of the Act to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall have no obligation to settle any transactions in Securities for the Accounts. The provisions of Sections 15 and 16 shall survive termination of this Agreement.

                 18. Investment Advice. The Custodian shall not supervise, recommend or advise the Client relative to the investment, purchase, sale, retention or other disposition of any Property held under this Agreement.

                 19. Confidentiality. (a) The Custodian, its agents and employees shall maintain the confidentiality of information concerning the Property held in the Client's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall, to the extent practicable and legally permissible, promptly notify the Client of such request or requirement so that the Client may seek a protective order or waive any objection to the Custodian's or such Subcustodian's compliance with this Section 19. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

                 (b) The Client shall maintain the confidentiality of, and not provide to any third parties absent the written permission of the Custodian, any computer software, hardware or communications facilities made available to the Client or its agents by the Custodian.

                 20. Notices. Any notice or other communication from the Client to the Custodian, unless otherwise provided by this Agreement or the Client Services Guide, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201,
Attention: President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with written notice from the Client.

                 21. Assignment. This contract may not be assigned by either party without the prior written approval of the other.

                 22. Miscellaneous. (a) This Agreement shall bind the successors and assigns of the Client and the Custodian.

                  (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law rules and to the extent not preempted by federal law. The Custodian and the Client hereby irrevocably submit to the exclusive jurisdiction of any New York State court or any United States District Court located in the State of New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

                 In witness whereof, the parties hereto have set their hands as of the date first above written.

                                      TROON PARTNERS, L.P.

                                      By:     Troon Management, L.L.C.
                                              (General Partner)

                                      By:     Oppenheimer & Co., Inc.
                                              (Managing Member)

                                      By:   /s/ Joyce Martin O'Brien
                                         -------------------------------
                                          Name: Joyce Martin O'Brien
                                          Title: Senior Vice President

                                     Address for record:
                                            Oppenheimer Tower
                                            One World Financial Center
                                            33rd Floor
                                            200 Liberty Street
                                            New York, New York 10281

Accepted:

MORGAN STANLEY TRUST COMPANY

By:  /s/ Fred Walsh
    ----------------------

Authorized Signature

                                                                      APPENDIX 1

                             Account Documentation

REQUIRED DOCUMENTATION FOR CORE CUSTODIAL SERVICES (INCLUDING TAX RECLAIMS):

CUSTODY AGREEMENT

CLIENT SERVICES GUIDE (INCLUDING APPENDICES)

FEE SCHEDULE / BILLING GUIDE

GENERAL ACCOUNT INFORMATION

US TAX AUTHORITY DOCUMENTATION

LOCAL TAX OFFICE LETTER / APPLICATION LETTER

(NON-UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FORM 6166 / REQUEST FOR FOREIGN CERTIFICATION FORM

(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

CERTIFICATION OF BENEFICIAL OWNERSHIP, LEGAL NAME, LEGAL RESIDENCY, TAX STATUS AND TAX IDS

TAX RECLAIM POWER OF ATTORNEY

PREVIOUS TAX RECLAIM FILING INFORMATION

(PREVIOUS FILERS, ONLY)

UK TAX AUTHORITY DOCUMENTATION

SOPHISTICATED INVESTOR (ACCREDITED INVESTOR) LETTER

(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED FROM AN ENTITY CLASSIFIED AS TAX-EXEMPT BY ITS LOCAL TAX AUTHORITY:

UK FORM 4338

(EXEMPT NON-UNITED KINGDOM-RESIDENT BENEFICIAL OWNERS, ONLY)

UK FORM 309A

(EXEMPT UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FOREIGN EXEMPTION LETTERS / APPLICATION FOR AUSTRALIAN EXEMPTION LETTER

(EXEMPT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL USE THE PROXY VOTING SERVICE:

VOTING POWER OF ATTORNEY

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL DEAL IN CERTAIN SECURITIES:

JGB INDEMNIFICATION LETTER

KOREAN SECURITIES POWER OF ATTORNEY

NEW ZEALAND 'APPROVED ISSUER LEVY' LETTER

SPANISH POWER OF ATTORNEY WITH APOSTILE

                                                                      APPENDIX 2

                                Client Accounts

Account Name                    Account Number                 Account Mnemonic
------------                    --------------                 ----------------
1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

                                                                      APPENDIX 3

Part I - Authorized Signatures

The Custodian is directed to accept and act upon Authorized Instructions received from any of the following persons or entities:

                                                                Telephone/            Authorized
    Name               Organization              Title          Fax                   Signature
    ----               ------------              -----          ----------            ---------



Authorized by: ___________________________

Part II - System User ID numbers

The Custodian is directed to accept and act upon Authorized Instructions transmitted electronically and identified with the following mnemonics and system user ID numbers for the following activities:

                                                                               Workstation Sessions
   Work Station                       Account
   User I.D.          Mnemonic        Number             TE       TCC      SL        FE        CM       MA        TD
   ---------          --------        ------             --       ---      --        --        --       --        --



Workstation Session Codes

TE       Trade Entry

TCC      Trade Cancel/Correct

SL       Securities Lending

FE       Foreign Exchange

CM       Cash Movement

MA       Mass Authorization

TD       Time Deposit

                                                                       EXHIBIT A

                                 Subcustodians

                                                                       EXHIBIT C

           Troon Partners, L.P. Authorized Instructions Procedures:


1. Instructions to make any payments of cash in the form attached hereto as C-1, respectively, will be faxed to the Custodian by an Authorized Person identified on Appendix 3 to the Custody Agreement, as an employee of Oppenheimer & Co., Inc. ("Oppenheimer") as may be appropriate and consistent with the terms of the Custody Agreement ("Cash Instructions"). The Custodian will review each Cash Instruction to ensure that it is consistent with the forms attached hereto and that the following information is included therein:

        a. Purpose has been cited on the fax
        b. Fax has been signed by an Authorized Signatory
        c. Beneficiary of the cash is in accordance with standing instructions of the Client
        d. Where necessary, a Certificate of Oppenheimer accompanies the instruction

Client must supply standing instructions pre-designating accounts for cash deliveries at both Morgan Stanely & Co. Incorporated and PFPC, Inc.

Cash Instructions will be kept on file by the Custodian.

2. The parties have not entered into any securities lending agreement at this time, and no instructions will be processed under Section 7(d) of the Custody Agreement. At such time as the parties enter into a securities lending agreement, this exhibit will be amended to state the requisite procedure for processing any Authorized Instructions under such Section 7(d).

3. Instructions in the form attached hereto as C-2, to transfer securities and non-cash property (other than Trade Instructions) will be faxed to the Custodian by an Authorized Person identified on Appendix 3 to the Custody Agreement as a director, principal, officer or employee of Mark Asset Management Corporation ("MAMC") as may be appropriate and consistent with the terms of the Custody Agreement ("Securities Instructions"). The Custodian will review each Securities Instruction to ensure that it is consistent with the forms attached hereto and that the following information is included therein:

        a. Purpose has been cited on the fax
        b. Fax has been signed by an Authorized Signatory
        c. Beneficiary of the securities in in accordance with standing instructions of the Client (where appropriate)
        d. Where necessary, a Certificate of MAMC accompanies the instruction

Client must supply standing instructions pre-designating accounts for securities deliveries at both Morgan Stanley & Co. Incorporated and PFPC, Inc. where appropriate.

Securities Instructions will be kept on file by the Custodian.

                                  OPPENHEIMER

                         CASH MOVEMENT INSTRUCTION FORM

Please Fax Trade Sheets to (718) 754-5811                 Trade date ___________
To Confirm Receipt of Trade Sheet                              Page ____ of ____
Please Contact Inez Gonzalez (718) 754-5385


****************************************************************************
*   In accordance with the Custody Agreement between Morgan Stanley Trust  *
*   Company and Troon Partners L.P. (the "Client"), please process the     *
*   following transaction for the purpose indicated below:                 *
****************************************************************************

CHECK ONLY ONE OF THE FOLLOWING:

        [  ]    A payment in connection with the conversion, exchange or
                surrender of securities

        [  ]    A transfer of Client funds to another custodian of the Client or to an account of the Client at a deposit bank

        [  ]    A payment to partners of the Client in connection with any distribution to such partners or in connection with the repurchase by the Client from such partners of interest in the Client

        [  ]    A payment to third persons in payment of the fees of charges of such third persons for services provided to the Client or for expenses incurred in the operation of the Client

        [  ]    Payment for other purpose (must be accompanied by a Certificate of Authorized Person, who is an employee of Oppenheimer & Co., Inc.)

CASH MOVEMENT DETAILS

PAY TO:

        Beneficiary:
                                  -------------------------------
        Bank Name:
                                  -------------------------------
        Clearing Number:
                                  -------------------------------
        Beneficiary Account
        at Bank
                                  -------------------------------
        Standing Instructions (to
          be supplied by client)
                                  -------------------------------

               TROON PARTNERS, L.P.
               By: Troon Management L.L.C. (General Partner)
               By: Oppenheimer & Co., Inc. (Managing Member)
Signatures (2) By:                          By:
                  --------------------          --------------------
                  Name:                         Name:
                  Title:                        Title:


*******************************************************************************
*   This instruction must be signed by two Authorized Persons of Oppenheimer  *
*   & Co., Inc. in accordance with the Custody Agreement                      *
*                                      C-1                                    *
*******************************************************************************

                       MARK ASSET MANAGEMENT CORPORATION

                      SECURITIES MOVEMENT INSTRUCTION FORM

Please Fax Trade Sheets to (718) 754-5811               Trade date ____________
To Confirm Receipt of Trade Sheet                             Page ____ of ____
Please Contact Inez Gonzalez (718) 754-5385

****************************************************************************
*  In accordance with the Custody Agreement between Morgan Stanley Trust   *
*  Company and Troon Partners L.P. (the "Client"), please process the      *
*  following transaction for the purpose indicated below:                  *
****************************************************************************

CHECK ONLY ONE OF THE FOLLOWING:

   [   ]        An exercise of conversion, subscription, purchase or other similar rights represented by the securities indicated below

   [   ]        The surrender of the securities indicated below in the exercise of warrants, rights or similar securities

   [   ]        A transfer, exchange or delivery of securities or other
                non-cash property to partners of the Customer in connection with any distributions in kind to the specifically designated accounts described below to such partners or in connection with the repurchase by the Client from such partners of interests in kind (as per Section 7(e) of the Custody Agreement)

   [   ]        The transfer of Securities or other non-cash property for other purpose (must be accompanied by a certificate of an Authorized
                Person)

SECURITY MOVEMENT DETAILS

        Action to be taken:
                            --------------------------------------------------

        ----------------------------------------------------------------------

        ----------------------------------------------------------------------

        ----------------------------------------------------------------------

        ----------------------------------------------------------------------


Signature (1)
             -------------------------------------------


****************************************************************************
*  This instruction must be signed by an Authorized Person of Mark Asset   *
*  Management Corporation in accordance with the Custody Agreement         *
****************************************************************************